EXHIBIT 10.1

THIS SUBORDINATED PROMISSORY NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY ARE SUBORDINATED TO THE SENIOR OBLIGATIONS (AS DEFINED IN THE SUBORDINATION AGREEMENT DEFINED BELOW) IN THE MANNER AND TO THE EXTENT SET FORTH IN A SUBORDINATION AGREEMENT DATED AS OF FEBRUARY 9, 2026 (AS THEN IN EFFECT, THE “SUBORDINATION AGREEMENT”), BETWEEN ADVANCED-PRECISION MACHINING HOLDING COMPANY, INC., A CALIFORNIA CORPORATION, SEAN MCCAIG, AN INDIVIDUAL, YASUMI MCCAIG, AN INDIVIDUAL, AND UMB BANK, N.A., A NATIONAL BANKING ASSOCIATION, PREVIOUSLY DOING BUSINESS AS MINNESOTA BANK & TRUST, A DIVISION OF UMB BANK, N.A., SUCCESSOR BY MERGER TO MINNESOTA BANK & TRUST, AND EACH HOLDER OF THIS SUBORDINATED PROMISSORY NOTE, BY ACCEPTANCE HEREOF, AGREES AND IS HEREBY BOUND BY THE TERMS OF THE SUBORDINATION AGREEMENT.

SUBORDINATED PROMISSORY NOTE

$2,000,000 Issuance	Date: February 9, 2026

FOR VALUE RECEIVED, the undersigned, Pro-Dex, Inc., a Colorado corporation (“Maker”), hereby promises to pay to the order of Advanced-Precision Machining Holding Company, Inc., a California corporation (together with its successors and assigns, “Holder”), the principal sum of Two Million Dollars ($2,000,000).

All principal from time to time owing under this Note shall bear simple interest at the rate of eight percent (8.0%) per annum.

This Promissory Note (this “Note”) is issued by Maker pursuant to that certain Membership Interest Purchase Agreement, dated as of the Issuance Date, among Maker, Holder, and the other parties thereto (the “Purchase Agreement”).

This Note shall be fully amortized with equal quarterly payments over a sixty-three month (63)-month period commencing on the Issuance Date, with the first payment due on the three (3)-month anniversary of the Issuance Date and continuing every three (3) months thereafter through the sixty-three (63)-month anniversary of the Issuance Date (the “Maturity Date”).

Unless sooner paid, all remaining amounts outstanding under this Note shall be immediately due and payable in full on the Maturity Date. Payments shall be made in lawful money of the United States of America. Maker shall have the right to prepay this Note in whole or in part, without premium or fee, at any time and from time to time. In the event of any partial prepayment of this Note, thereafter the quarterly payment amount shall be reduced to fully amortize the remaining balance of this Note over the remaining term through the Maturity Date.

All amounts due or payable at any time under this Note shall be subject to setoff as provided in the Purchase Agreement.

The occurrence or continuance of any of the following shall constitute an “Event of Default” under this Note:

(a) Failure to Pay. Maker shall fail to pay any payment of principal, interest, or other payment when due under this Note, and such failure is not cured within five (5) business days of Holder providing Maker written notice of such failure; or

(b) Voluntary Bankruptcy or Insolvency Proceedings. Maker shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of itself or any of its creditors, (iv) become insolvent (as such term may be defined or interpreted under any applicable law), (v) commence a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

(c) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator, or custodian of Maker or of all or a substantial part of its property, or an involuntary case or other proceedings seeking liquidation, reorganization, or other relief with respect to Maker or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect, shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement.

Upon the occurrence or existence of any Event of Default referred to in subpart (a) above and at any time thereafter during the continuance of such Event of Default, Holder may declare all outstanding obligations of Maker under this Note to be immediately due and payable in full. Upon the occurrence or existence of any Event of Default referred to in subpart (b) or (c) above, immediately and without notice, all outstanding obligations of Maker under this Note shall automatically become immediately due and payable in full. In addition, upon the occurrence or existence of any Event of Default, Holder may exercise any right, power, or remedy granted to it or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

Maker and Holder covenant and agree that the payment of the principal and interest on this Note is hereby expressly subordinated to the payment in full of all indebtedness of Maker, on the date hereof or in the future, under credit facilities (the “Senior Credit Facilities”) provided to Maker by UMB BANK, N.A., a national banking association, previously doing business as Minnesota Bank & TRUST, A DIVISION OF HTLF BANK, as successor by merger with MINNESOTA BANK & Senior Lender”). Maker and Holder shall execute the Subordination Agreement in favor of the Senior Lender in connection with the execution of this Note, in form and substance reasonably acceptable to the Senior Lender. Notwithstanding any provision to the contrary herein, Holder further agrees that, for as long as this Note remains outstanding and Holder remains subject to the Subordination Agreement, Holder shall not, if a default or an event of default exists under the Senior Credit Facilities, take any action or initiate any proceeding, judicial or otherwise, to enforce its rights or remedies with respect to any indebtedness evidenced by this Note, including, without limitation, any action to enforce remedies with respect to any defaults under such indebtedness or to obtain any judgment or pre-judgment remedy against Maker.

Maker expressly waives presentment, protest and demand, notice of protest, demand and dishonor, and nonpayment of this Note, and all other notices of any kind, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time without in any way affecting the liability of Maker and any endorsers hereof. No single or partial exercise by Holder of any power, right, or remedy under this Note shall preclude any other or further exercise thereof or the exercise of any other power, right, or remedy. No delay or omission on the part of Holder in exercising any right, power, or remedy under this Note shall operate as a waiver of such right, power, or remedy or of any other right, power, or remedy available to Holder.

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Whenever any payment to be made under this Note shall be due on a Saturday, Sunday, or a public holiday under the laws of the State of California, such payment shall be due on the next succeeding business day.

If any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal balance of this Note.

Neither this Note nor any term or provision hereof may be waived, amended, discharged, modified, changed, or terminated except by an instrument in writing signed by the party against whom enforcement of any such waiver, amendment, discharge, modification, change, or termination is sought.

Neither this Note nor any of the obligations of Maker hereunder may be transferred or assigned, by operation of law or otherwise, in whole or in part, by Maker, without the prior written consent of Holder. Subject to the restrictions on transfer described in the immediately preceding sentence, the rights, interests, and obligations of Maker and Holder shall be binding upon and benefit each party’s respective successors, assigns, heirs, administrators, and transferees.

If one or more provisions of this Note are held to be unenforceable, such provision or provisions shall be excluded from this Note and the remainder of this Note shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

Maker promises to pay all costs, fees, and expenses, including, but not limited to, reasonable attorneys’ and experts’ costs, fees, and expenses, incurred by Holder in the enforcement of this Note.

All payments under this Note shall be applied (i) first, to costs, fees, and expenses pursuant to the immediately preceding paragraph, if any, (ii) second, to accrued and unpaid interest, if any, and (iii) thereafter, to principal.

This Note shall be governed by, and construed in accordance with, the internal laws of the State of California, without reference to the choice of law or conflicts of law principles thereof that would result in the application of the laws of any other jurisdiction.

Any dispute, claim, or controversy arising out of or relating to this Note or the breach, termination, enforcement, interpretation, or validity of this Note, including the determination of the scope or applicability of this provision to arbitrate, shall be determined by arbitration in Orange County, California before one arbitrator. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures as in effect as of the date hereof. Judgment of the arbitrator may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies (including equitable relief) in aid of arbitration from a court of appropriate jurisdiction.

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IN WITNESS WHEREOF, Maker has caused this Note to be duly executed to be effective as of the day and year first set forth above.

MAKER:
PRO-DEX, INC.

By:	/s/ Rick Van Kirk
Name: Rick Van Kirk Title: CEO

Accepted and agreed to by HOLDER ADVANCED-PRECISION MACHINING HOLDING COMPANY, INC.

By:	/s/ Sean P. McCaig
Name: Sean P. McCaig Secretary